UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2021 (February 5, 2021)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	UEPS	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Lincoln Mali as Chief Executive Officer of Net1 Southern Africa

On February 5, 2021, Net1 Applied Technologies South Africa Proprietary Limited ("Net1 SA"), a wholly owned subsidiary of Net1 UEPS Technologies, Inc. (the "Company"), entered into an employment agreement and a restrictive covenants agreement with Mr. Mali, under which Mr. Mali was appointed Chief Executive Officer of Net1 SA, a new position within the organization. The appointment is effective from May 1, 2021.

Mr. Mali is a financial services executive with over 25 years in the industry. He is currently Head of Group Card and Payments at Standard Bank Group, having served in many different roles within that organization since 2001. Mr. Mali also chairs the board of directors of Diners Club South Africa and is a member of the Central and Eastern Europe, Middle East and Africa Business Council for Visa. Mr. Mali holds Bachelor of Arts (BA) and Bachelor of Laws (LLB) degrees from Rhodes University, an MBA from Henley Management College, various diplomas and attended an Advanced Management Program at Harvard Business School.

Mr. Mali will receive an annual base salary, which will be paid in South African Rand ("ZAR"), of ZAR 7,000,000. Mr. Mali is entitled to a short-term cash incentive award during each full fiscal year of employment of between 0% and 120% of Mr. Mali's base salary, or ZAR 0 to ZAR 8,400,000, and subject to certain performance criteria, including but not limited to Mr. Mali's own performance, which will be determined by the remuneration committee in its discretion. Mr. Mali will not be eligible for a short-term cash incentive for fiscal 2021 because he was only employed for part of that year. In addition, Mr. Mali will be eligible to participate in and receive awards under the Company's Amended and Restated 2015 Stock Incentive Plan with the terms and conditions of any such awards subject to the discretion of the remuneration committee. The employment agreement provides that either party may terminate the agreement with three months' notice.

Subject to approval by the remuneration committee and Mr. Mali's continuous employment on each vesting date, Mr. Mali is entitled to an award of restricted shares of the Company (i) on or about May 1, 2021, calculated using a base amount of ZAR 6,250,000 (the "sign-on" grant) and (ii) on or about August 1, 2021, such number of restricted shares equal to the aggregate amount of common stock purchased by Mr. Mali between May 1, 2021 and July 31, 2021,  calculated using a base amount of up to ZAR 6,250,000 (the "matching" grant), in each case, divided by the product of the Fair Market Value (as defined in the Company's Amended and Restated 2015 Stock Incentive Plan) of the Company's common stock, multiplied by the $ / ZAR exchange rate on the date of grant. These awards of restricted stock vest ratably over a period of three years commencing on the first anniversary of the grant of the award. As of February 9, 2021, the Company's shares of common stock's closing price on NASDAQ was $4.83 and the $ / ZAR exchange rate was $1 / ZAR 14.79.

Subject to approval by the remuneration committee, Mr. Mali is also entitled to a long-term incentive award related to the Company's 2021 fiscal year, comprising an award of restricted stock equal to 85% of Mr. Mali's base salary, or ZAR 5,950,000, divided by the product of the Fair Market Value of the Company's common stock, as determined by the remuneration committee in its sole discretion, multiplied by the $ / ZAR exchange rate on the date of grant. Vesting of the award will be subject to performance criteria to be determined by the remuneration committee and the continuous employment of Mr. Mali on each vesting date. The award of restricted stock vests ratably over a period of three years commencing on the first anniversary of the grant of the award. Mr. Mali's long-term incentive award for the 2022 fiscal year will be based on the same criteria.

There are no family relationships between Mr. Mali and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Mali that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the agreements with Mr. Mali does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On February 9, 2021, the Company issued a press release announcing the appointment of Mr. Mali as described in Item 5.02 above. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Contract of Employment, effective February 5, 2021, between Net1 Applied Technologies South Africa Proprietary Limited and Lincoln Mali
10.2	Restrictive Covenants Agreement, effective February 5, 2021, between Net1 Applied Technologies South Africa Proprietary Limited and Lincoln Mali
99.1	Press Release, dated February 9, 2021, issued by Net 1 UEPS Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: February 11, 2021	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer